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                                                                  EXHIBIT 10.1



                   BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                           RESTRICTED STOCK AGREEMENT

         This RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Company"), and ______________ ("Grantee") pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's Plan.

         WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

         WHEREAS, pursuant to the Plan, the Board has granted an award of restricted stock to the Grantee as provided herein;

         Section 1. Restricted Stock Award. The Grantee is hereby granted _______ shares (the "Restricted Stock") of the Company's Common Stock, subject to the terms and conditions of this Agreement and the Plan.

         Section 2. Transfer of the Award. Grantee may not sell, transfer, pledge, assign or otherwise encumber the Restricted Stock prior to the date when the Grantee is no longer a member of the Board of Directors of the Company (the "Restriction Termination Date").

         Section 3. Distribution of Restricted Stock. The Restricted Stock will be distributed to the Grantee as soon as practicable after the Restriction Termination Date.

         Section 4. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee. Except as provided in Section 2, Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee at the time the Restricted Stock is distributed. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock.

         Section 5. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.



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         Section 6. Tax Withholding. The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash in the amount of such withholding taxes.

         Section 7. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

                  THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BRIGHT HORIZONS FAMILY SOLUTIONS, INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND BRIGHT HORIZONS FAMILY SOLUTIONS, INC. (THE "COMPANY"). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

         Section 8. Miscellaneous.

                  a. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement and the Plan.

                  b. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

                  c. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of which together will be deemed the same Agreement.

                  d. Notice. Any notice or communication having to do with this Agreement must



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         be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

                  e. Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

                  f. Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement is transferable prior to the Restriction Termination Date.

                  g. Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Delaware applicable to agreements to be performed in the State of Delaware.


                       [Signature Page on Following Page]



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         IN WITNESS WHEREOF, the Company and Grantee have executed this
Agreement to be effective as of _________, 20__.



                                        BRIGHT HORIZONS FAMILY SOLUTIONS, INC.


                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------


                                        Received:


                                        ----------------------------------------
                                        Name of Grantee


                                        ----------------------------------------
                                        Signature of Grantee


                                        ----------------------------------------
                                        Date




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